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                                                                    EXHIBIT 23.2



                        CONSENT OF PRICE WATERHOUSE LLP



         We hereby consent to the use in the Prospectus constituting part of Amendment No. 1 the Registration Statement on Form S-4 of AMF Group Inc. of our report dated March 1, 1996, relating to the combined financial statements of AMF Bowling Group and our report dated January 23, 1996, except as to the fifth paragraph under Litigation and claims -- Note 9, which is as of March 6, 1996 and Sale transaction under Note 16, which is as of May 1, 1996, relating to the consolidated financial statements of Fair Lanes, Inc. which appear in such Prospectus. We also consent to the application of such report to the financial statement schedules for the three years ended December 31, 1995, listed under
Item 21(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. We also consent to the references to us under the headings "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
- ------------------------
Price Waterhouse LLP


Norfolk, Virginia
July 18, 1996